EXHIBIT 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186

Trading Symbol: VGZ Toronto and NYSE Amex Equities Stock Exchanges

 _______________NEWS_______________

Vista Gold Corp. Announces Appointment of Interim Chief Financial Officer

Denver, Colorado, May 18, 2011 - Vista Gold Corp. (TSX & NYSE Amex Equities:  VGZ) (“Vista” or the “Corporation”) announces the appointment of Ms. Terri Eggert as Interim Chief Financial Officer of Vista, effective immediately.  Ms. Eggert replaces our former Chief Financial Officer, Mr. Greg Marlier, who is no longer with the Corporation.

Ms. Eggert brings to Vista over 20 years of experience in public company accounting and she has spent the past 14 years in senior accounting and financial roles with large Colorado-based public companies. She played an important role in assisting Vista during the first quarter of 2011 as the Corporation strengthened its financial reporting disclosure by transitioning to and adopting United States Generally Accepted Accounting Principles (US GAAP) in preparing its financial statements.

The Corporation’s Board of Directors is in the process of conducting a search for a candidate to fill the position of Chief Financial Officer on a permanent basis.

Mike Richings, Vista’s Executive Chairman and Chief Executive Officer, said:  “On behalf of the Board and the Corporation, I wish to thank Mr. Marlier for his seven years of service to Vista. We wish him the very best in all his future endeavours. During Vista’s US GAAP transition period, Ms. Eggert has demonstrated her public company reporting skills and expertise in a number of critical financial areas for the Corporation. I am confident in her ability to serve the Corporation while we search for a qualified candidate that meets the needs of the Corporation and our executive management team on a permanent basis.”

About Vista Gold Corp.

Vista is focused on the development of the Mt. Todd gold project in Northern Territory, Australia, and the Concordia gold project in Baja California Sur, Mexico, to achieve its goal of becoming a gold producer. Vista holds approximately 34% of the outstanding shares of Midas Gold Corp., a private exploration company, which has a large exploration property in Idaho, including the Yellow Pine property previously held by the Corporation.  Vista’s other holdings include the Guadalupe de los Reyes gold-silver project in Mexico, the Awak Mas gold project in Indonesia, and the Long Valley gold project in California.  For more information about our projects, including technical studies and mineral resource estimates, please visit our website at www.vistagold.com.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, the Interim Chief Financial Officer’s ability to serve the Corporation, and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words "optimistic," "potential," "indicate," "expect," "intend," "hopes," "believe," "may," "will,", "could", "if," "anticipate," and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource estimates, estimates of results based on such resource estimates; risks relating to cost increases for capital and operating costs; risks relating to delays in the completion of the drilling program, risks related to the adequacy of the design of the drilling program, risks related to the ability to obtain the necessary permits, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista's operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings "Note Regarding Forward-Looking Statements" and "Risk Factors" in Vista's latest Annual Report on Form 10-K as filed on March 14, 2011 and Quarterly Report on From 10-Q, as filed on May 10, 2011, and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185.